Exhibit 99.2

FINAL TRANSCRIPT

MariMed Inc.

First Quarter 2021 Financial Results

May 18, 2021 — 9:00 a.m. E.T.

Length: 30 minutes

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Corporate participants

Bob Fireman

MariMed Inc. — Chief Executive Officer

Jon Levine

MariMed Inc. — Chief Financial Officer

Conference Call Participants

Glenn Mattson

Ladenburg Thalmann & Co. — Analyst

Christopher Santos

Beacon Securities — Analyst

Scott Stagg

The Benchmark Company — Analyst

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PRESENTATION

Operator

Good morning and welcome to the MariMed Inc. First Quarter 2021 Earnings Call. With us on today’s call are Bob Fireman, CEO of MariMed, and Jon Levine, MariMed’s Chief Financial Officer. Today management will review the highlights and financial results for the first quarter and will give a business and operational update. Following management’s prepared remarks, there will be a Q&A session. During the Q&A portion of today’s call we ask that you kindly limit yourself to one question and one follow-up. A reminder that today’s conference is being recorded.

I would also like to remind everyone that during today’s call, management will discuss business outlook and make forward-looking statements. Actual events or results could differ materially due to a number of risks and uncertainties, including those mentioned in the filings with the SEC. These comments are made based on predictions and expectations as of today and, other than as required by applicable securities laws, the Company does not assume any obligation to update or revise them to reflect new events or circumstances.

Now, at this time, it is my pleasure to introduce Bob Fireman, MariMed’s CEO. Bob, the floor is yours

Bob Fireman — Chief Executive Officer, MariMed Inc.

Thank you, operator, and thank you to everyone joining us on the call today. I’d like to start this morning’s call with selected highlights of our Q1 2021 performance and then provide an update on the continued execution of our previously announced growth strategy and recent company develops. After that, I’ll pass the line to Jon to review our financial results in more detail.

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First off, I am thrilled to report that we achieved our highest ever core cannabis revenue and profitability in Q1 and are on pace with the 2021 guidance we provided. Our core cannabis business revenue increased 230% to $24.6 million for Q1 compared to $7.5 million for the same period in 2020. We achieved EBITDA of $7.6 million for the quarter, which represents the 764% increase over the $883,000 of EBITDA in Q1 2020. The core drivers contributing to the strong financial results in Q1 2021 included:

First, the consolidation of the Massachusetts and Illinois cannabis business units, which allows us to report, in our public filings, revenue and earnings from these top industry states, which have both adult use and medical cannabis programs

Second, increasing recreational cannabis sales in all three of our Illinois recreational dispensaries as well as our recreational dispensary in Massachusetts in Q1 2020. The third Illinois dispensary in Mount Vernon opened in late Q3 2020 and the Massachusetts dispensary in Middleborough obtain recreational approval also at the end of Q3 2020. Both have been expanding their customer bases since then. We recently opened a fourth dispensary in Illinois in Metropolis, the home of the Superman Museum and a region of tourism on the Ohio River at the border of Illinois and Kentucky. While the store opened after the first quarter concluded, we expect this dispensary to be a major contributor to our future financial performance.

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The third driver in Q1 2021 was the ramp up to almost full capacity of our 70,000 square foot New Bedford, Massachusetts cultivation and manufacturing facility, which has increased production and in turn revenue in the robust wholesale Massachusetts market.

Our fourth drivers is the success of our Company’s award-winning cannabis flower, product mix, and favorable customer experience, which have all contributed to the increased patient and customer counts at our owned and managed dispensers.

As previously reported, MariMed has been working diligently on its core cannabis business and the valuable licenses we’ve developed in multiple states. We implemented a consolidation strategy to roll these business units and establish the company as a vertically integrated seed-to-sale profitable MSO. The consolidations of Massachusetts and Illinois were important first steps in the execution of that strategy that has contributed significantly to our strong financial performance in Q1 2021.

We continue to work to consolidate our managed clients businesses that our team has organically developed in Maryland, Delaware, and Nevada, all subject to state approvals. We will report on this activity when appropriate. In the interim, under our management, these businesses continue to have sustained revenue growth, which in turn contributes to MariMed’s revenue for management fees, percentage rents, supplies, and brand licensing fees.

We have continued opportunities to seize market share in our home state of Massachusetts, especially when we factor in two additional licensed dispensaries that are currently in various stages of development. Our New Bedford, Massachusetts cultivation and manufacturing facility commenced production in early 2020 and continued to ramp up throughout 2020. It was not until Q4 that this facility reached this target of cultivating approximately 1,000 pounds of cannabis per month. With this level of production, we continue to increase wholesale revenue of our top-selling flower and infused product brands in the state. This has contributed favorably to our Q1 2020 performance and should continue to increase throughout 2021.

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In our CapEx budget, we are planning on expanding our cannabis facilities cultivation and processing capabilities in Delaware and in Maryland in the near term and eventually in Massachusetts. We plan to add more canopy, new GMP compliant kitchens, additional testing and lab equipment, and new automated technologies to increase efficiencies, volume, and quality, while lowering our production costs to improve profitability.

MariMed’s proprietary brands of cannabis products continued to be leaders in their respective markets during 2020 and 2021. Betty’s Eddies fruit chews continues to win awards as one of the most popular and top selling products in the country. Our Nature’s Heritage brand flower and concentrates are performing exceptionally well in Massachusetts and Maryland. In the Massachusetts wholesale marketplace this year, we launched our own Kalm Fusion and Bourne Baked Goods brands, along with our partners’ brands, Tropizen Pique, a popular Caribbean infused hot sauce, and Tikun Olam, the world-renowned cannabis genetics from Israel. We are poised to license our brands in other states to qualified companies that share our values on best practice and consistent quality.

During the quarter we added a new Smashin Passion flavor to the Betty’s Eddies lineup and recently increased distribution of the brand to Maine. The brand, which was recently named Best Edible as part of the Sparky(sp.) Awards, a New England cannabis consumer poll, is now available in six states and Puerto Rico. Having strong operating assets and a portfolio of products that consumers love are critical components of our strategic plan.

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The other element to creating a solid foundation for our future growth was improving our balance sheet. We accomplished this in Q1 with the closing of a $46 million equity financing from Hadron Capital. As reported, MariMed used some of the initial funds to retire substantially all of its non-real estate secured debt and to improve our liquidity. The balance of funds from this transaction are available to upgrade and expand our owned and managed cannabis facilities as well as providing us with the capital required to further complete the consolidation of our existing clients’ businesses as part of our strategic plan.

Having a financial partner like Hadron, who is committed to the long-term growth of MariMed, is a great resource. MariMed is now positioned been ever before for sustained growth and to pursue strategic acquisitions, where they make sense. We are at an exciting inflection point in our Company’s history with a strong platform of assets poised for continued growth. We are confident that, as we continue to execute our strategy and expand our revenues and earnings base, we will drive strong, long-term value creation for our shareholders. MariMed is committed to best practices, diversity, and fair governance. We are pleased with our performance in every market in which we operate and even more so of our local market teams. They are dedicated experts at what they do and truly at the heart of what makes MariMed a special company.

Now I’ll pass the call on to Jon Levine, who will review the financial results of the quarter. Jon, take it away.

Jon Levine — Chief Financial Officer, MariMed Inc.

Thank you, Bob, and morning, everyone. Today I’ll provide a brief overview of our first quarter 2021 financial results.

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Like Bob mentioned, in Q1 2021 our core cannabis revenues increased 230% to $24.6 million compared to $7.5 million for the same period in 2020. Gross profit on core cannabis revenues increased by 171% to $13.2 million for Q1 2021 compared to $4.9 million for the same period in 2012. There were a number of factors that contributed to the improvement in revenues and earnings in Q1, including the continued ramp up of the New Bedford mass cultivation manufacturing facility resulted in an increase in wholesale sales; increased output and sales of the branded products in Massachusetts resulting from the introduction of new automated production equipment in New Bedford; increased recreational sales at are dispensary in Middleborough, Mass, which started selling recreational in September of 2020; substantial same store sales growth from the company’s Anna, Illinois and Harrisburg, Illinois dispensaries as the locations continue to attract increased numbers of recreational customer visits during Q1 2021; increased recreational sales from the Company’s dispensary in Mount Vernon, Illinois, which opened in September 2020 and continues to expand its customer base; an increase of 108% in the management fee revenue in Q1 2021 versus Q1 2020 from the continued success of the Company’s managed cannabis license clients in Delaware and Maryland.

Operating expenses for the first quarter of 2021 were $6.1 million compared with $3.8 million in the same quarter of 2020 contributed to the year-on-year increase with the growth of dispensary operations to support additional revenue. As a result of these factors, EBITDA for the first quarter 2021 grew to $7.6 million or 31% of revenue compared with an EBITDA of $883,000 or 12% of revenue for the same period in 2020.

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Net income for Q1 2021 was $4.3 million compared to a net loss of $2.3 million in Q1 2020. Our cash position strengthened significantly during the quarter where we generated $6.8 million in cash from operations compared with cash used in operations of $0.4 million in Q1 2020.

In the current quarter, we closed the first $23 million tranche of a $46 million equity financing commitment from Hadron, which enabled us to retire $16.6 million in non-real estate debt and provide capital to help fund the expansion of Delaware and Maryland operations, as previously mentioned. As a result, our working capital increased to $17.1 million at the end of Q1 2021 compared to a negative working capital of $2.2 million at the conclusion of Q1 2020. This includes $12.3 million cash on hand at March 31, 2021 compared to $3 million at March 31, 2020.

For further information on financial and operating performance I encourage you to review the Company’s 10-Q, which has been filed and is available at www.sec.gov.

On the strength of our Q1 results, we are tracking to our announced 2021 revenue guidance of $100 million and an EBITDA guidance of $30 million. We continue to execute on our strategy and plans and we are confident that the remainder of 2021 will deliver on the positive momentum we have seen in MariMed revenues and earnings this quarter and throughout last year.

This concludes our prepared remarks now, and I’d like to open the call for questions. Operator, go ahead.

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Q & A

Operator

Thank you. Ladies and gentlemen, we will now begin the question-and-answer session. Should you have a question, please press the star followed by the one on your touchtone phone. You will hear a three-tone prompt acknowledging your request. If you are using a speakerphone, please lift the handset before pressing any keys.

The first question comes from Glenn Mattson at Ladenburg Thalmann. Please go ahead.

Glenn Mattson — Analyst, Ladenburg Thalmann & Co.

Hi. Nice speaking with you and congrats on the results in the quarter. Curious about just the outlook as far as your consolidation strategy goes, you know, whether or not you’re fully funded to complete that now once the second tranche of this capital raise comes through or what kind of headway you have there and, if there’s extra room above that, where else would be your priories for that capital.

Bob Fireman — Chief Executive Officer, MariMed Inc.

Thank you, Glenn, and thank you for calling and you’re interest in MariMed.

The Hadron financing, the balance of the $23 million in reserves is designated for further consolidation of the four states we’ve targeted and built and manage or looking elsewhere. So we’re fully funded. The other thing is we now have a tremendous positive cash flow and accumulating cash month after month. So I think we’re fully funded for the next two consolidations and we’re in discussions to have those. Some of those are subject to change of (inaudible), as two of those dates are medical only, not for profit, but we’re working on that and the others and we have the capital to close as soon as possible. So we’re very excited. And once we do that, when we can report those the cannabis revenues from those states, obviously that will go into our public reporting, financial reports, and we’ll probably, at that point, improve our guidance to the public.

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Glenn Mattson — Analyst, Ladenburg Thalmann & Co.

Right. Great. And then margins were quite good in the quarter, as you kind of referenced there, so can you just give a sense, maybe you broke it out and I missed it, but what was the breakdown just between the retail and the wholesale and, you know, which side of that equation are you leaning more towards as you push forward in the future and what the mix would look like and, you know, some time here that you’re comfortable guiding, to 12 months or 24 months or something like that.

Bob Fireman — Chief Executive Officer, MariMed Inc.

Jon, you want to answer that?

Jon Levine — Chief Financial Officer, MariMed Inc.

Yes, I just about to answer it, Bob. We did not break out, Glenn, the difference between retail versus wholesale. Our business concentration levels are increasing at the retail with the additional retail stores. The wholesale business in Massachusetts, as we expand into other markets with wholesale, then that business will also increase, but right now we’re concentrating on the increase of the retail sales. I can give you a more detailed breakdown, if you’d like, at a later time.

Bob Fireman — Chief Executive Officer, MariMed Inc.

And I would add to that, Glenn, that, obviously, having a vertically-integrated business in the states some people feel is a more sustainable model than just retail alone. But the revenue from retail has been good and if our friends in Washington ever pass this banking act and take away 280E, it could be even better. We also look for long term growth in the licensing of our brands to different partners in different states where we don’t operate. So we think those three revenue streams are growth and the marketplace and the law will determine which one we focus on.

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Glenn Mattson — Analyst, Ladenburg Thalmann & Co.

Great. That’s very helpful. Thanks. I look forward to following up.

Operator

Thank you. Ladies and gentlemen, as a reminder, should you have any questions, please press star one.

Next question comes from Christopher Santos at Beacon Securities. Please go ahead.

Christopher Santos — Analyst, Beacon Securities

Hi, guys. Firstly, thanks for taking my question and congratulations on executing in the quarter. I’ve just got a question about Illinois. So, with respect to Illinois, can you talk about the wholesale supply environment you’ve faced for stocking your dispensary shelves? And with the capacity brought on by the other, has consistency and variety of product supply improved and are there any areas of shortage?

Jon Levine — Chief Financial Officer, MariMed Inc.

I’ll take this one, Bob, if you don’t mind. Thank you for the question, Chris.

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In Illinois, I know that the market was very tight with suppliers being able to supply products to the dispensary. We have been very fortunate that the relationships that we have in Illinois, that the suppliers have been very dedicated to making sure we have a good mixture and supply level at each one of our dispensaries. We just have the grand opening at our Metropolis location and we were very well stocked there with quite a selection of different products. I do feel that, with the expansion of each of the suppliers having built out more grow in production space, that we’re seeing some improvement across the board, but we have been very fortunate with our relationships to have a consistency of supply and options of what the customers have.

Christopher Santos — Analyst, Beacon Securities

Perfect. Thank you. And with respect to the craft grow license you’ve applied for, do you have any color on when the state may issue those given the delays?

Bob Fireman — Chief Executive Officer, MariMed Inc.

You know, with every state, Chris, it’s hurry up and wait. Okay? We heard a few weeks ago that it was up coming up quickly, but we haven’t seen anything in the last few weeks.

Christopher Santos — Analyst, Beacon Securities

Appreciate it. Thanks, guys. I’ll jump back in the queue.

Bob Fireman — Chief Executive Officer, MariMed Inc.

Thank you so much and thanks to all the friends at Beacon.

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Operator

Thank you. Next question comes from Scott Stagg at Benchmark. Please go ahead.

Scott Stagg — Analyst, The Benchmark Company

Hey, guys. Very nice quarter. Nice to speak to you again. I had a question regarding Massachusetts wholesale. You do break that out, you provide some specificity as it relates to wholesale. You mentioned $5.4 million of revenue from the New Bedford facility. And I’m just trying to back into the number of wholesale pounds you sold for the quarter. It looks like, in very general terms, at $4,000 a pound, that’s about 450 pounds, I believe, for each month, and you guys have mentioned that you can do 1,000 pounds a month. So I’m wondering what you expect the ramp up to be in Massachusetts on the wholesale side.

Bob Fireman — Chief Executive Officer, MariMed Inc.

Thank you, Scott, for the question. It’s good to speak to you again. The wholesale market in Massachusetts was slowed a lot by the testing process. The labs were very far behind. Since they’ve added a few more labs near the end of the first quarter, we have been getting test results much quicker, which will help turn the 1,000 pounds a month into revenue and we’ll see an increase in the revenue there monthly as we build up. The products also have to be tested and, again, we’re turning the oils around and then we still have to get the test results, which was slow for a period of time. But with the increased testing sites in Massachusetts, we’re having a much faster turnaround and we hope to be able to show those increases in Q2 and beyond.

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Scott Stagg — Analyst, The Benchmark Company

Okay. Fantastic. And then the last question I had relates to litigation in Maryland and I’m wondering what the status is there as relates to either the acquisition or, ah, I see from the increase in management revenues that you seem to be including Maryland there. So just wanted to get an update with that.

Bob Fireman — Chief Executive Officer, MariMed Inc.

So, Scott, the litigation continues, notwithstanding we think it’s in everyone’s interest to settle. Based on a eight-day hearing, on a preliminary injunction hearing in 2020, the court issued an order providing, ah, validating MariMed’s management agreement, our lease, and our licensing agreement, in essence, put us in operational and financial control in January of this year, in the first quarter. So we began seeing revenue from management fees and rent and licensing fees that are actually being paid. The matter is pending a trial sometime in March of 2022 and…

Jon Levine — Chief Financial Officer, MariMed Inc.

(Inaudible) update through our 10-Q of where we are with the trial.

Scott Stagg — Analyst, The Benchmark Company

Okay. Okay. All right. Fantastic. Thank you and congrats again on a very nice quarter.

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Bob Fireman — Chief Executive Officer, MariMed Inc.

Thanks for reaching out, Scott.

Operator

Thank you. Next question is a follow up from Christopher Santos at Beacon Securities. Please go ahead.

Christopher Santos — Analyst, Beacon Securities

Hey, guys. Thanks again. Just a question about Massachusetts. You guys mentioned two licenses in various stages of development. Do you have any kind of timeline on opening those dispensaries or anything like that that you could provide to us?

Bob Fireman — Chief Executive Officer, MariMed Inc.

Jon, you want to answer?

Jon Levine — Chief Financial Officer, MariMed Inc.

We’re basically in negotiations on a license that we are hoping to get transferred over in the next six or less months and then be able to have that open and operating hopefully before the end of the year. The other license, we’re still working on the host community agreement and hope to have that wrapped up, but can’t put a timeline on the state or the towns.

Christopher Santos — Analyst, Beacon Securities

Perfect. Thank you. That’s great. And then just a follow-up on Massachusetts. So you mentioned the cultivation facility is performing extremely well. Congratulations. Can you envision any need to expand that facility in the future? Is there any visibility on that?

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Bob Fireman — Chief Executive Officer, MariMed Inc.

Yes. The company owns 137,000-foot building in New Bedford. The dispensary is in 70,000, or about half. We’ve asked, the tenant is leaving, and as soon as he leaves, over the course of the next year, we’re going to expand into the additional approximately 70,000 feet. We’re also looking for an additional—the building was allowed for an additional 100,000 square feet, so we’re looking to expand our labs and our kitchen as fast as we can.

And the good news in Massachusetts is that our flowers is the top seller and our branded products are top sellers. If we could get through some of the lab testing, we could expand our revenue in both categories, as we’re in great demand.

The other thing is, now with this over 80 dispensaries opening and the program is expanding, the opportunity for additional revenue is substantial and we want to make sure we have enough flowers and oils and concentrates to supply to that marketplace. So Massachusetts is going very well.

Christopher Santos — Analyst, Beacon Securities

Perfect. That’s exactly what I wanted to hear. I appreciate it, guys. Thank you very much.

Bob Fireman — Chief Executive Officer, MariMed Inc.

Thank you.

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Operator

Thank you. There are no further questions. I will now turn the call back over to Bob Fireman for closing comments.

Bob Fireman — Chief Executive Officer, MariMed Inc.

I am pleased to have delivered significant top-line growth, together with improved earnings, to our shareholders in Q1. Our strategic growth plan is working, with assets and brands led by an experienced management team. I’ve never been more confident in our ability to become a leading MSO with 2021 shaping up to be another strong year for MariMed.

I’d like to thank everyone again for joining us on today’s call and for your continued interest in MariMed. I’d also like to take a brief moment to thank the MariMed team for their continued hard work and dedication. We look forward to updating you on our continued progress. Thank you all and have a great day.

Operator

Ladies and gentlemen, this concludes your conference call for today. We thank you for participating and we ask that you please disconnect your lines. Enjoy the rest of your day.

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